UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2023

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Concurrent Registered Direct Offering and Private Placements

On May 31, 2023, Phio Pharmaceuticals Corp. (the “Company”) entered into a securities purchase agreement (the “Registered Direct Purchase Agreement”) with certain institutional and accredited investors in connection with a registered direct offering (the “Registered Direct Offering”). On May 31, 2023, the Company also entered into a securities purchase agreement (the “PIPE Purchase Agreement” and, together with the Registered Direct Purchase Agreement, the “Purchase Agreements”) and a registration rights agreement (the “Registration Rights Agreement”) with the same institutional and accredited investors in connection with a concurrent private placement (the “PIPE Private Placement”).

Pursuant to the Registered Direct Purchase Agreement, the Company agreed to offer and sell in the Registered Direct Offering 233,646 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $4.28. Pursuant to the Registered Direct Purchase Agreement, in a concurrent private placement (the “RD Private Placement” and, together with the PIPE Private Placement, the “Private Placements”), the Company also issued to such institutional and accredited investors unregistered long-term warrants to purchase up to 233,646 shares of Common Stock (the “RD Series A Warrants”) and unregistered short-term warrants to purchase up to 233,646 shares of Common Stock (the “RD Series B Warrants” and, together with the RD Series A Warrants, the “RD Warrants”), collectively exercisable for up to an aggregate of 467,292 shares of Common Stock (the “RD Warrant Shares”). In the RD Private Placement and under the terms of the Registered Direct Purchase Agreement, for each share of Common Stock issued in the Registered Direct Offering, an accompanying RD Series A Warrant and RD Series B Warrant were issued to the purchaser thereof, respectively. Each RD Series A Warrant is exercisable for one RD Warrant Share at an exercise price of $4.03 per share, is immediately exercisable and will expire five and one-half years from the date of issuance. Each RD Series B Warrant will be exercisable for one RD Warrant Share at an exercise price of $4.03 per share, is immediately exercisable and will expire eighteen months from the date of issuance. The purchase price in the Registered Direct Offering includes $0.125 per underlying RD Warrant Share.

Pursuant to the PIPE Purchase Agreement, the Company agreed to offer and sell in the PIPE Private Placement 72,000 unregistered shares of Common Stock (the “PIPE Shares”), at a purchase price of $4.28 and unregistered pre-funded warrants (the “PIPE Pre-funded Warrants”) to purchase up to 628,935 shares of Common Stock (the “PIPE Pre-funded Warrant Shares”), at a purchase price equal to $4.279. Each PIPE Pre-funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.001 per share, is immediately exercisable and will expire once exercised in full. Pursuant to the PIPE Purchase Agreement, the Company also issued to such institutional and accredited investors unregistered long-term warrants to purchase up to 700,935 shares of Common Stock (the “PIPE Series A Warrants”) and unregistered short-term warrants to purchase up to 700,935 shares of Common Stock (the “PIPE Series B Warrants”, together with the PIPE Pre-funded Warrants and the PIPE Series A Warrants, the “PIPE Warrants” and, together with the RD Warrants, the “Warrants”), together exercisable for an aggregate of up to 1,401,870 shares of Common Stock (together with the PIPE Pre-funded Warrant Shares, the “PIPE Warrant Shares” and, together with the RD Warrant Shares, the “Warrant Shares”). Under the terms of the PIPE Purchase Agreement, for each PIPE Share and each PIPE Pre-funded Warrant issued in the PIPE Private Placement, an accompanying PIPE Series A Warrant and PIPE Series B Warrant were issued to the purchaser thereof, respectively. The terms of the PIPE Series A Warrants and PIPE Series B Warrants are identical to the terms of the RD Series A Warrants and the RD Series B Warrants described above. The purchase price in the PIPE Private Placement includes $0.125 per underlying PIPE Warrant Share.

The net proceeds to the Company from the Registered Direct Offering and the Private Placements is approximately $3.5 million, after deducting placement agent’s fees and offering expenses. The PIPE Shares, the Warrants, and the Warrant Shares, have not been registered under the Securities Act of 1933, as amended.

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Pursuant to an engagement letter, dated as of January 20, 2023 (the “Engagement Letter”), between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent a total cash fee equal to 7.5% of the gross proceeds received in the Registered Direct Offering and the PIPE Private Placement. The Company also agreed to pay the Placement Agent in connection with the Registered Direct Offering and the PIPE Private Placement a management fee equal to 1.0% of the gross proceeds raised in the Registered Direct Offering and the PIPE Private Placement, $60,000 for non-accountable expenses and $15,950 for clearing fees. In addition, the Company agreed to issue to the Placement Agent, or its designees, warrants to purchase up to 70,094 shares of Common Stock (the “Placement Agent Warrants”), which represents 7.5% of the aggregate number of shares of Common Stock, PIPE Shares and PIPE Pre-funded Warrants sold in the Registered Direct Offering and the PIPE Private Placement, as applicable. The Placement Agent Warrants have substantially the same terms as the RD Series A Warrants and PIPE Series A Warrants, except that the Placement Agent Warrants have an exercise price equal to $5.35, or 125% of the offering price per share of Common Stock sold in the Registered Direct Offering and the PIPE Shares in the PIPE Private Placement, and will be exercisable for five years from the commencement of sales pursuant to the Registered Direct Offering and PIPE Private Placement.

Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to register for resale the securities issued in the PIPE Private Placement and the Warrant Shares issuable upon exercise of the Warrants sold in the Private Placements on or prior to the date that is 10 calendar days following the date of the Registration Rights Agreement. The Company shall use its best efforts to cause the registration statement covering the unregistered securities described above to be declared effective as promptly as possible after the filing thereof, but in any event no later the 40th calendar day following the date of the Registration Rights Agreement (or in the event of a full review by the SEC, the 70th calendar day following the date of the Registration Rights Agreement). Failure by the Company to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject the Company to certain liquidated damages.

The Registered Direct Offering and PIPE Private Placement closed on June 2, 2023.

Pursuant to the terms of the Purchase Agreements, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on May 31, 2023 and expiring 30 days from the date the initial registration statement to be filed by the Company pursuant to the Registration Rights Agreement has been declared effective by the U.S. Securities and Exchange Commission (the “Effective Date”). Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalent (as defined in the Purchase Agreements) involving a Variable Rate Transaction (as defined in the Purchase Agreements), subject to certain exceptions, for a period commencing on May 31, 2023 and expiring one year from the Effective Date.

If a Fundamental Transaction (as defined in the Warrants and Placement Agent Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Warrants and the Placement Agent Warrants with the same effect as if such successor entity had been named in the Warrants and the Placement Agent Warrants itself. If holders of shares of Common Stock are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of the Warrants and the Placement Agent Warrants following such a Fundamental Transaction. Additionally, as more fully described in the Warrants (excluding the PIPE Pre-funded Warrants) and the Placement Agent Warrants, in the event of certain Fundamental Transactions, the holders of the Warrants (excluding the PIPE Pre-funded Warrants) and Placement Agent Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants (excluding the PIPE Pre-funded Warrants) or Placement Agent Warrants, as the case may be, on the date of consummation of such Fundamental Transaction.

The 233,646 shares of Common Stock sold in the Registered Direct Offering (but not the accompanying RD Warrants or the RD Warrant Shares) were offered and sold pursuant to a prospectus supplement, dated May 31, 2023, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-256100), which registration statement was filed on May 13, 2021 and declared effective on May 21, 2021. A copy of the opinion of Hogan Lovells US LLP relating to the validity of the securities issued in the Registered Direct Offering is filed herewith as Exhibit 5.1.

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The PIPE Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing descriptions of the Purchase Agreements, the Registration Rights Agreement and the Warrants are not complete and are qualified in their entirety by references to the full text of the forms of the Purchase Agreements, the Registration Rights Agreement and the Warrants, which are filed as exhibits to this report and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Warrants, and Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder are incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On May 31, 2023, the Company issued a press release announcing the pricing of the Registered Direct Offering and the PIPE Private Placement. On June 2, 2023, the Company issued a press release announcing the closing of the Registered Direct Offering and the PIPE Private Placement. The full text of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
4.1	Form of Series A Common Stock Warrant, dated June 2, 2023.
4.2	Form of Series B Common Stock Warrant, dated June 2, 2023.
4.3	Form of Pre-funded Common Stock Warrant, dated June 2, 2023.
5.1	Opinion of Hogan Lovells US LLP.
10.1	Form of Securities Purchase Agreement, dated May 31, 2023, by and between the Company and each of the Purchasers signatory thereto (Registered Direct Offering).
10.2	Form of Securities Purchase Agreement, dated May 31, 2023, by and between the Company and each of the Purchasers signatory thereto (PIPE Private Placement).
10.3	Form of Registration Rights Agreement, dated May 31, 2023, by and between the Company and each of the Purchasers signatory thereto.
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).
99.1	Press Release issued by the Company on May 31, 2023.
99.2	Press Release issued by the Company on June 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: June 2, 2023	By:	/s/ Robert Bitterman
Name: Robert Bitterman Title: President & Chief Executive Officer

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